Exhibit 99.2

CT Communications, Inc.
Supplemental Information
Third Quarter 2003

ILEC — Concord Telephone

	3Q 2003	3Q 2002	% Change

Cap Ex as % of Revenue	11.2%	17.9%
Business Access Lines	29,263	31,434	(6.9%)
Residential Access Lines	86,951	89,305	(2.6%)
Gross Adds	3,343	3,684	(9.3%)
Disconnects	3,991	4,309	7.4%
Net Adds/(Losses)	(648)	(625)	(3.8%)
Monthly Churn Rate	1.1%	1.2%
Long Distance Penetration	73.2%	70.4%
DSL Lines in ILEC	8,695	5,536	57.1%
DSL Penetration of ILEC lines	7.5%	4.5%
Avg. calling features (CF) per line	3.40	2.65	28.3%
Voice Mail Penetration	14.0%	13.2%

CLEC – CTC Exchange Services
	3Q 2003	3Q 2002	% Change

Cap Ex as % of Revenue	4.9%	13.2%
T-1/PRI Facility Based Lines	16,085	15,170	6.0%
B-1/R-1 Facility Based Lines	8,060	6,920	16.5%
Resale and UNE-P Lines	4,611	4,112	12.1%
Gross Adds	2,265	2,141	5.8%
Disconnects	1,406	544	(158.5%)
Net Adds/(Losses)	859	1,597	(46.2%)
Monthly Churn Rate	1.7%	0.7%
CLEC LD Lines	11,330	10,259	10.4%
Out of Area LD Only Lines	3,592	3,520	2.1%
LD Penetration of CLEC Lines	39.4%	39.2%

Greenfield
	3Q 2003	3Q 2002	% Change

Cap Ex as % of Revenue	64.7%	263.7%
Business Lines	3,692	3,282	12.5%
Residential Lines	5,417	2,475	118.9%
Gross Adds	1,676	1,744	(3.9%)
Disconnects	528	373	41.6%
Net Adds/(Losses)	1,148	1,371	(16.3%)
Monthly Churn Rate	2.0%	2.5%
LD Penetration of Grfld. Lines	45.6%	38.5%
Residential LD Penetration	58.8%	55.3%
Business LD Penetration	26.3%	25.8%
DSL Lines in Greenfield	886	338	162.1%
DSL Penetration of Total Lines	9.7%	5.9%

Digital Wireless – CTC Wireless

	3Q 2003	3Q 2002	% Change

Cap Ex as % of Revenue	10.5%	21.5%
Gross Adds	4,556	2,964	53.7%
Disconnects	2,350	2,403	(2.2%)
Net Adds/(Losses)	2,206	561	293.2%
Monthly Churn Rate	2.2%	2.5%
Subscriber Monthly ARPU	$47.17	$43.60	8.2%
Cell Sites	78	72	8.3%

Internet & Data – CTC Internet Services
	3Q 2003	3Q 2002	% Change

Cap Ex as % of Revenue	25.0%	21.6%
DSL Net Adds/(Losses)	1,045	1,042	0.3%
Dial-Up Net Adds/(Losses)	(448)	(494)	9.3%
High Speed Net Adds/(Losses)	(29)	(2)